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[LASON GRAPHIC]

                                                                   EXHIBIT 99.1
Contact: Douglas S. Kearney
       248-837-7100
       www.lason.com



                   LASON ANNOUNCES SECOND QUARTER 2003 RESULTS

TROY, Mich. - August 14, 2003 - Lason, Inc. (LSSN), a leading provider of integrated information and business process outsourcing solutions, today reported net revenues of $43.2 million and operating income of $0.9 million for the three months ended June 30, 2003. The Company's cash on hand remained strong at $24.4 million, its working capital was $37.7 million (with a working capital ratio of 2.3) and its net senior debt (defined as total senior notes less cash on hand) was $19.5 million as of June 30, 2003.

"The second quarter was extremely active for LASON. We experienced improved performance during the second quarter, compared to the first quarter, as key customer volumes increased and we achieved greater operational efficiency. In addition, during the year we have been successful in obtaining new business. We have closed business this year with over 20 new customers, the majority of which were signed to long-term recurring service agreements. This new business solidifies our growing position in the business process outsourcing marketplace. We entered the year expecting it to be one of transition for LASON, and we continue to expect this to be the case. We're focused on pursuing our organic growth strategy; however, we recognize that the current economic environment remains challenging," stated Ronald D. Risher, president and chief executive officer.

SUMMARY OF FINANCIAL HIGHLIGHTS (IN MILLIONS)

                                                      2Q 2003
                                                      -------
               Revenues                                 $43.2

               Gross Profit                             $11.3

               Operating Income                          $0.9

               Net Income                               $0.04

               Cash                                     $24.4

               Net Working Capital                      $37.7

               Net Senior Debt                          $19.5
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Mr. Risher continued, "In the second quarter we also introduced our new brand strategy, which included the launch of a fully integrated sales, marketing and public relations campaign. At heart of the campaign is a clear and concise communication of LASON's unique ability to seamlessly integrate, securely manage and continuously improve our customers' business processes in areas such as accounts payable, claims processing, electronic medical records and loan processing. We look forward to expanding the campaign during the third and fourth quarters."

ABOUT LASON

LASON, Inc. (www.lason.com) enables organizations to secure their decisions and their future by improving business processes through outsourced services in industries that are data and document-intensive, such as financial services and healthcare where accuracy, privacy and security are top concerns. Our customized solutions provide substantial and identifiable cost savings. LASON's integrated suite of solutions utilizes the latest technology surrounding data input, scanning, digital storage, retrieval and delivery of sensitive data and documents to increase the efficiency and effectiveness of back-office and administrative functions.

To succeed in the outsourced services industry, one must help clients dynamically improve business practices and generate substantial cost savings. We accomplish this goal through the continuous improvement of business processes, leveraging technology and the expertise of our solution teams and seamlessly integrating onshore and offshore resources. What truly sets LASON apart as a trusted outsource partner is the company's unparalleled focus on security and accuracy.

By entrusting LASON with their business processes involving critical data and documents, organizations can speed up their business cycles, and make more accurate, well-informed decisions.

This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units, (3) the economic, political and regulatory environment, (4) competitive risks and uncertainties,
(5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of Company data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of the Company's previous Chapter 11 filing, (13) status of the Company's financing, (14) other important factors beyond the control of LASON and (15) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Actual future results may vary significantly from those disclosed herein. These forward-looking statements represent the Company's judgment as of the date hereof. The Company disclaims, however, any intent or obligation to update its forward-looking statements.


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                                   LASON, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 30, 2003 AND DECEMBER 31, 2002
                        (IN THOUSANDS, EXCEPT FOR SHARES)

                                                                                           JUNE 30,       DECEMBER 31,
                                                                                             2003              2002
                                                                                             ----             -----
                                                                                          (UNAUDITED)
ASSETS
Cash and cash equivalents.......................................................        $      24,403     $      25,931
Accounts receivable (net of allowance of $2,865 and $4,010, respectively).......               32,810            35,962
Supplies........................................................................                3,512             4,021
Prepaid expenses and other......................................................                5,249             5,440
                                                                                        -------------     -------------
      Total current assets......................................................               65,974            71,354
Property and equipment (net of accumulated depreciation of $2,478
   and $1,199, respectively)....................................................                6,176             6,193
                                                                                        -------------     -------------
      Total assets..............................................................        $      72,150     $      77,547
                                                                                        =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable ...............................................................        $       7,862     $       7,095
Accrued expenses................................................................               11,023            14,094
Customer deposits...............................................................                2,886             2,557
Deferred revenue................................................................                2,077             2,892
Current portion of long-term obligations........................................                4,392             3,372
                                                                                        -------------     -------------
      Total current liabilities.................................................               28,240            30,010
Long-term obligations...........................................................               41,797            45,001
                                                                                        -------------     -------------
      Total liabilities.........................................................               70,037            75,011
                                                                                        -------------     -------------

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued
   and outstanding..............................................................                   --                --
Common stock, $.01 par value; 100,000,000 shares authorized, 3,327,656
   shares reserved for issuance and 26,717,344 shares issued and outstanding....                  300               300
Additional paid-in capital......................................................                1,565             1,565
Retained earnings...............................................................                  248               671
                                                                                        -------------     -------------
      Total stockholders' equity................................................                2,113             2,536
                                                                                        -------------     -------------
      Total liabilities and stockholders' equity................................        $      72,150     $      77,547
                                                                                        =============     =============



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                                   LASON, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

                                                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                                           JUNE 30,             JUNE 30,
                                                                                             2003                 2003
                                                                                             ----                 ----


Revenues .......................................................................        $    43,206           $    87,222
Cost of revenues................................................................             31,943                64,285
                                                                                        -----------           -----------
   Gross profit.................................................................             11,263                22,937

Selling, general and administrative expenses....................................             10,380                21,648
                                                                                        -----------           -----------
   Income from operations.......................................................                883                 1,289

Net interest expense............................................................                759                 1,515
                                                                                        -----------           -----------
   Income (loss) from operations before income taxes............................                124                  (226)
                                                                                        -----------           -----------

Provision for income taxes......................................................                 89                   197
                                                                                        -----------           -----------
   Net income (loss) ...........................................................                 35           $      (423)
                                                                                        ===========           ===========



Basic and diluted income (loss) per common share ...............................                 --           $     (0.01)
                                                                                        ===========           ===========

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